UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2010 (February 17, 2010)

WES Consulting, Inc.
(Exact name of registrant as specified in Charter)

Florida	333-141022	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Atlanta, GA 30360
 (Address of Principal Executive Offices)

(770) 246-6400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” or “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01                      Entry into a Material Definitive Agreement.

On February 17, 2010, OneUp Innovations, Inc. (“OneUp”), the indirect wholly owned subsidiary of WES Consulting, Inc. (the “Registrant”), entered into a Distributorship Agreement with TENGA Co., Ltd (“TENGA”).  Pursuant to the terms of the agreement, OneUp will exclusively distribute TENGA’s products in the United States for a period of three years.  The agreement will be renewed and extended for one additional year upon consultation and acceptance by both parties.  The purchase price of the products to be distributed will be determined by mutual written consent under the pricing schedule provided to OneUp by TENGA.  OneUp’s estimated minimum purchase obligations are as follows: (i) between 200,000,000 Yen (approximately $2.2 million) to 300,000,000 Yen (approximately $3.3 million) in the first year, (ii) between 400,000,000 Yen (approximately $4.4 million) to 600,000,000 Yen (approximately $6.6 million) in the second year, and (iii) between 900,000,000 (approximately $9.9 million) Yen to 1,000,000,000 Yen (approximately $11 million) in the third year.  Delivery must be made within seventy days of TENGA confirming the purchase order.  OneUp must maintain product liability insurance with coverage against personal and property damage for at least $2 million.  Either party may terminate the agreement with thirty days’ prior written notice if the non-terminating party fails to fulfill the conditions set forth in the agreement.  TENGA provides a one (1) year warranty for its products.

A copy of the agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01                      Financial Statements and Exhibits

(d)              Exhibits

No.	Description

10.1	Distributorship Agreement between OneUp Innovations, Inc. and TENGA Co., Ltd., dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc. (Registrant)

Date: February 18, 2010	By:	/s/ Louis S. Friedman
Louis S. Friedman Chief Executive Officer and President